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                                                                      EXHIBIT 3B


                          REPUBLIC NEW YORK CORPORATION

                             ARTICLES SUPPLEMENTARY

         REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         FIRST: The Board of Directors of the Corporation has redeemed 1,000 shares of the Republic New York Corporation Remarketed Preferred Stock, no par value, of the Corporation ("Remarketed Preferred"), which by the terms of the Company's Charter may not be reissued. Currently, there are no outstanding shares of Remarketed Preferred.

         SECOND: The terms of the 2,000,000 shares $2.125 Cumulative Preferred Stock, no par value, of the Company contained in Article SECOND, paragraph 5 of the Articles Supplementary dated October 6, 1977 and filed with the Department on October 11, 1977, in part, are as follows:

                 "At he option of the Corporation, shares of [$2.125 Cumulative Preferred Stock] redeemed or otherwise acquired (including sinking fund acquisitions) may be restored to the status of authorized but unissued shares of Preferred Stock."

     All of the issued shares of the $2.125 Cumulative Preferred Stock having been since redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has reclassified, and has approved the filing of these Articles Supplementary to confirm reclassification of, such shares (together with any unissued shares of the $2.125 Cumulative Preferred Stock) back into 2,000,000 shares Preferred Stock, no par value.

         THIRD: The terms of the 1,000,000 shares $3.125 Cumulative Preferred Stock, no par value, of the Company contained in Article SECOND, paragraph 5 of the Articles Supplementary dated September 5, 1980 and filed with the Department on September 9, 1980, in part, are as follows:

                 "At he option of the Corporation, shares of [$3.125 Cumulative Preferred Stock] redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Preferred Stock."

All of the issued shares of the $3.125 Cumulative Preferred Stock having been since redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has reclassified, and has approved the filing of these Articles Supplementary to confirm reclassification of, such shares (together with any unissued shares of the $3.125 Cumulative Preferred Stock) back into 1,000,000 shares Preferred Stock, no par value.
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         FOURTH: The terms of the 1,500,000 shares Cumulative Preferred Stock
Floating Rate Series A, no par value, of the Company contained in Article SECOND, paragraph 6 of the Articles Supplementary dated May 14, 1982 and filed with the Department on May 14, 1982, in part, are as follows:

                 "At he option of the Corporation, shares of Floating Rate Series A Stock redeemed or otherwise acquired, may be restored to the status of authorized but unissued shares of Preferred Stock."


All of the issued shares of the Cumulative Preferred Stock, Floating Rate Series A having been since redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has reclassified, and has approved the filing of these Articles Supplementary to confirm reclassification of, such shares (together with any unissued shares of the Cumulative Preferred Stock Floating Rate Series A) back into 1,500,000 shares Preferred Stock, no par value.

         FIFTH: The terms of the 1,000,000 shares Cumulative Preferred Stock, Floating Rate Series B, no par value, of the Company contained in Article SECOND, paragraph 6 of the Articles Supplementary dated March 7, 1984 and filed with the Department on March 9, 1984, in part, are as follows:

                 "At he option of the Corporation, shares of Floating Rate Series B Stock redeemed or otherwise acquired, may be restored to the status of authorized but unissued shares of Preferred Stock."


All of the issued shares of the Cumulative Preferred Stock, Floating Rate Series B having been since redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has reclassified, and has approved the filing of these Articles Supplementary to confirm reclassification of, such shares (together with any unissued shares of the Cumulative Preferred Stock, Floating Rate Series B) back into 1,000,000 shares Preferred Stock, no par value.

         SIXTH: The terms of the 4,000,000 shares $1.9375 Cumulative Preferred Stock, no par value, of the Company were established in the Articles Supplementary dated February 24, 1992 and filed with the Department on February 24, 1992.

All of the issued shares of the $1.9375 Cumulative Preferred Stock, no par value, of the Company having been since converted, redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has reclassified, and has approved the filing of these Articles Supplementary to confirm reclassification of, such shares (together with any unissued shares of the $1.9375 Cumulative Preferred Stock) back into 4,000,000 shares Preferred Stock, no par value.

         SEVENTH: The terms of the 4,000,000 shares $3.375 Cumulative Convertible Preferred Stock, no par value, of the Company contained in Article SECOND, paragraph 3(ix) of the Articles Supplementary dated May 14, 1991 and filed with the Department on May 14, 1991, in part as follows:


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                  "Upon any conversion or redemption of shares of
         [$3.375 Cumulative] Convertible Preferred Stock, the shares of [$3.375 Cumulative] Convertible Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Preferred Stock, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of [$3.375 Cumulative] Convertible Preferred Stock."

All of the issued shares of the $3.375 Cumulative Convertible Preferred Stock, no par value, of the Company having been since converted, redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has reclassified, and has approved the filing of these Articles Supplementary to confirm reclassification of, such shares (together with any unissued shares of the $3.375 Cumulative Preferred Stock) back into 4,000,000 shares Preferred Stock, no par value.

         EIGHTH: The terms of the 500 shares of Money Market Cumulative Preferred Stock, no par value ("MMP"), of the Company contained in Article SECOND, Part I, paragraph 1(b) of the Articles Supplementary dated July 17, 1987 and filed with the Department on July 22, 1987, in part as follows:

                  "All shares of MMP redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter by issued, but not as shares of MMP."

All of the issued shares of the Money Market Cumulative Preferred Stock, no par value, of the Company having been since redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has reclassified, and has approved the filing of these Articles Supplementary to confirm reclassification of, such shares (together with any unissued shares of the Money Market Cumulative Preferred Stock) back into 500 shares Preferred Stock, no par value.

         NINTH: As a result of the redemption of the Remarketed Preferred and the reclassifications described herein, the Corporation's authorized capital stock currently consists of the following:

        150,000,000 shares of Common Stock, par value $5.00 per share

        12,497,750 shares of Preferred Stock, no par value (which shares of Preferred Stock are not classified as to series)

        625 shares of Dutch Auction Rate Transferable Securities
        Preferred Stock, Series A, no pare value

        625 shares of Dutch Auction Rate Transferable Securities
        Preferred Stock, Series B, no pare value


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        1,500,00 shares of Adjustable Rate Cumulative Preferred Stock,
        Series D, nor par value

        3,000,000 shares of $1.8125 Cumulative Preferred Stock, no par value

        3,000,000 shares of $2.8575 Cumulative Preferred Stock, no par value

         TENTH: No amendment to the Charter of the Corporation is effected by these Articles Supplementary, the purposes hereof being to record the reduction of authorized shares of the Preferred Stock resulting from the redemption by the Corporation of it Remarketed Preferred, which by the terms of the Company's Charter may not be reissued, and to reclassify or to confirm for the record the reclassification of the share of certain series of capital stock of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary on January 21, 1998.

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WITNESS:                               REPUBLIC NEW YORK CORPORATION
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/s/ William F. Rosenblum. Jr.          By: /s/ Thomas F. Robards
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William F. Rosenblum, Jr., Secretary   Thomas F. Robards, Executive Vice President
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     THE UNDERSIGNED, Executive Vice President of Republic New York Corporation,
who executed on behalf of the Corporation Articles Supplementary of which this
Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                     /s/ Thomas F. Robards
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                                     Thomas F. Robards, Executive Vice President


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